UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 2, 2016

Date of Report (Date of earliest event reported)

SUMMER INFANT, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33346	20-1994619
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

1275 PARK EAST DRIVE

WOONSOCKET, RHODE ISLAND 02895

(Address of Principal Executive Offices)  (Zip Code)

(401) 671-6550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

On August 3, 2016, Summer Infant, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”).  Set forth below are the matters submitted at the Annual Meeting by the Company’s Board of Directors to a vote of the Company’s stockholders and the final results of the voting for each proposal.

Proposal 1: Election of Directors

Each of the following nominees for director was elected based on the following vote:

Nominee	For	Against	Abstained	Broker Non-Votes

Marty Fogelman	12,179,548	2,084,949	4,002	2,400,294

Robin Marino	12,176,595	1,995,560	96,344	2,400,294

Alan Mustacchi	12,651,730	1,612,667	4,102	2,400,294

Robert Stebenne	12,626,630	1,617,867	24,002	2,400,294

Stephen J. Zelkowicz	12,189,648	1,982,607	96,244	2,400,294

Proposal 2: Approval, on an Advisory Basis, of Named Executive Officer Compensation

The compensation of the Company’s named executive officers for 2015 was approved by a non-binding advisory vote based on the following vote:

For	Against	Abstained	Broker Non-Votes

12,522,299	1,635,765	110,435	2,400,294

Proposal 3: Ratification of Appointment of RSM US LLP as Independent Auditor

The appointment of RSM US LLP as the independent auditor of the Company for the fiscal year ending December 31, 2016 was ratified based on the following vote:

For	Against	Abstained

16,106,995	558,136	3,662

Item 8.01.                                        Other Events.

On August 2, 2016, the Company’s Board of Directors elected Robin Marino as the independent Chairwoman of the Board, and also approved the appointment of Alan Mustacchi as a member of the Nominating/Governance Committee of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMER INFANT, INC.

Date: August 4, 2016	By:	/s/ William E. Mote, Jr.
William E. Mote, Jr.
Chief Financial Officer